UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2020

Date of Report

Q BioMed Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55535	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 588-0022

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Financing Agreements

On December 23, 2020, Q BioMed Inc. (the “Company”) issued a debenture for $500,000 pursuant to a securities purchase agreement with an accredited investor dated December 23, 2020. The debenture has a maturity date of June 23, 2021, provided that in case of an event of default, the debenture may become at the holder’s election immediately due and payable. The debenture bears interest at the rate of 5.5% per annum, and on issuance, we paid to the holder a commitment fee equal to 2% of the amount of the debenture and holder’s legal fee in the amount of $5,000.

The holder may convert the debenture in its sole discretion at any time on or prior to maturity at the lower of $2.70 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that the conversion price may never be less than $1.00. We may not convert any portion of the debenture if such conversion would result in the holder beneficially owning more than 4.99% of our then issued and common stock, provided that such limitation may be waived by the holder with 65 days’ notice.

The form of the securities purchase agreement and the debenture are filed as Exhibits 10.1 and 10.2 to this report and such documents are incorporated herein by reference.

Series B Convertible Preferred Stock Conversion Price Adjustment

On December 23, 2020, we entered into an amendment agreement with the holder of Series B Convertible Preferred Stock (“Series B Preferred Shares”) of the Company. Pursuant to the terms of the Certificate of Designation of Series B Convertible Preferred Stock, we have agreed to adjust the conversion price with respect to the conversion of the next 50,000 Series B Preferred Shares to $0.75. The form of the amendment agreement is filed as Exhibits 10.3 to this report and such document is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In October 2020, we entered into a series of securities purchase agreements for the sale of 358,853 units at a $0.90 per unit sales price. Each unit consisted of one share and one warrant to purchase a share of common stock at an exercise price of $1.50. The forms of the securities purchase agreements and the warrant are filed as Exhibits 10.4 and 10.5 to this report and such documents are incorporated herein by reference.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.

The securities mentioned above were issued, or will be issued, in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  This transaction qualified for exemption from registration because among other things, the transaction did not involve a public offering, the investor was an accredited investor and/or qualified institutional buyer, the investor had access to information about our company and its investment, the investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in “Series B Convertible Preferred Stock Conversion Price Adjustment” in Item 1.01 hereof is incorporated by reference into this Item 3.03.

Item 9.01             Financial Statements and Exhibits.

Exhibits.

10.1	Securities Purchase Agreement, dated December 23, 2020
10.2	Form of Debenture
10.3	Amendment Agreement, dated December 23, 2020
10.4	Form of Securities Purchase Agreement
10.5	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q BioMed Inc.

Date: December 29, 2020	By:	/s/ Denis Corin
	Name:	Denis Corin
	Title:	President and Chief Executive Officer